EXHIBIT 10.5

AXS-One Inc.
Notice of Grant of Stock Options and Option Agreement	ID: 132966911
301 Route 17 North
Rutherford, NJ 07070

employee name	Option Number:
employee address	Plan:	2005 Stock Incentive Plan
city, state zip	ID:	Ss# or emp Id#

Effective {grant date}, you have been granted a(n) Incentive Stock Option {or Non-Qualified Stock Option} to buy 20,000 shares of AXS-One Inc. (the Company) stock at ${closing price on day shares were granted} per share.

The total option price of the shares granted is ${# of shares times grant price}.

Shares in each period will become fully vested on the date shown.

Options	Vesting Date

1/4 of options	1 year after grant date
1/4 of options	2 years after grant date
1/4 of options	3 years after grant date
1/4 of options	4 years after grant date

By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s 2005 Stock Incentive Plan and the Option Agreement, all of which are attached and made a part of this document.

AXS-One Inc.	Date

Optionee	Date